Exhibit 10.12.4
WAIVER NO. 2 AND AMENDMENT NO. 3
          WAIVER NO. 2 AND AMENDMENT NO. 3, dated as of March 30, 2009 (this “Amendment”), by and among INTERSTATE OPERATING COMPANY, LP, a Delaware limited partnership (the “Borrower”), LEHMAN COMMERCIAL PAPER INC. (the “Administrative Agent”), and the Lenders party hereto to the Credit Agreement (as defined below).
W I T N E S S E T H:
          WHEREAS, the Borrower, the Administrative Agent, Lehman Brothers Inc., as sole lead arranger and sole bookrunner, Société Générale, as syndication agent, Calyon New York Branch and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services, Inc., as co-documentation agents and the Lenders have entered into that certain Senior Secured Credit Agreement, dated as of March 9, 2007, as amended pursuant to that certain Amendment No. 1, dated as of May 24, 2007 and Amendment No. 2, dated as of July 2, 2008 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);
          WHEREAS, pursuant to Section 5.02 of the Credit Agreement, it is a requirement that the common stock of Parent (as defined in the Credit Agreement) be at all times duly listed on the New York Stock Exchange, Inc. (“NYSE”) (the “Listing Requirement”);
          WHEREAS, (i) the trading of the common stock of Parent has been suspended by the NYSE on March 12, 2009 (the “Suspension”) and (ii) the common stock of Parent shall not be traded on the NYSE until the Suspension has been successfully appealed by Parent (the “Appeal”);
          WHEREAS, in the event the Appeal is unsuccessful, the common stock of Parent shall be de-listed from the NYSE (a “Delisting”);
          WHEREAS, the Borrower desires that the Administrative Agent and Lenders waive any Event of Default that shall arise under Section 8.01(m) of the Credit Agreement in connection with the Suspension or the Delisting, in each case until June 30, 2009 (collectively, the “Delisting Waiver”);
          WHEREAS, pursuant to Section 5.05(b), it is a requirement that Parent furnish to Administrative Agent an audit from KPMG, L.L.P. or other independent certified public accounts of nationally recognized standing reasonably acceptable to the Administrative Agent an opinion without qualification as to scope or any other material qualification or exception (the “Audit Requirement”);
          WHEREAS, KPMG, L.L.P. has advised Parent that, in connection with its audit for the fiscal year ending December 31, 2008, it may deliver an audit opinion which expresses doubt about the Parent’s ability to continue as a “going concern” opinion as a result of the Delisting and a potential inability to comply with the Leverage Ratio for the Parent’s fourth quarter 2009 calculation period (the “Specified Audit”), and such Specified Audit may not comply with the Audit Requirement;
          WHEREAS, Borrower desires that the Administrative Agent and the Lenders waive the Audit Requirement and the Event of Default that shall arise under Section 8.01(d) of the Credit Agreement in connection with the delivery of the Specified Audit, in each case until June 30, 2009 (collectively, the “Audit Requirement Waiver”, and together with the Delisting Waiver, the “Specified Waivers”);

          WHEREAS, the Administrative Agent and the Lenders party hereto (constituting the Required Lenders) have agreed, subject to the terms and conditions hereinafter set forth, to waive and amend certain provisions of the Credit Agreement as set forth below;
          NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
          1. Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.
          2. Waiver. The Administrative Agent and the Lenders party hereto hereby agree to grant each of the Specified Waivers until June 30, 2009, 5:00 p.m. (New York Time) (the “Waiver Termination Date”), at which time each Specified Waiver shall expire without the further action by any party and any remedy period or cure period provided for under the Credit Agreement in connection with the breach of any of the Listing Requirement and the Audit Requirement shall be deemed to have lapsed.
          3. Forbearance. Subject to the satisfaction of the terms and conditions set forth herein, until the Waiver Termination Date, the Administrative Agent and Lenders party hereto shall not, except as otherwise provided herein, exercise or enforce any remedy provided for in any Credit Document by reason of any breach of the Listing Requirement or the Audit Requirement; provided, however, that such forbearance is not and shall not be deemed to be a waiver of the Administrative Agent’s or any Lender’s right to enforce any other claims, rights or remedies at any time and from time to time on or after the Forbearance Termination Date or with respect to Events of Defaults other than any Event of Default in connection with the Listing Requirement or the Audit Requirement.
          4. Amendment. Effective as of the Effective Date (as defined below) and subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:
          (a) The definition of Applicable Margin in Section 1.01(a) (Certain Defined Terms) is hereby deleted in its entirety and the following definition is inserted in lieu thereof:
“Applicable Margin” means, (a) with respect to any Advance at any date, the applicable percentage per annum set forth below based upon the Status then in effect under the column for such Class and Type of Advance, and (b) with respect to the letter of credit fee payable under Section 2.03(b) at any date, the applicable percentage per annum set forth below based upon the Status then in effect under the column for Revolving Advances which are Eurodollar Rate Advances.

	Revolving Advances		Term Advances
	Adjusted	Eurodollar	Adjusted	Eurodollar
	Base Rate	Rate	Base Rate	Rate
	Advances	Advances	Advances	Advances
Level I Status	2.25%	3.25%	2.25%	3.25%
Level II Status	2.50%	3.50%	2.50%	3.50%
          (b) The definition of Revolving Commitment in Section 1.01(a) (Certain Defined Terms) is hereby deleted in its entirety and the following definition is inserted in lieu thereof:
“Revolving Commitment” means, for each Lender, the Revolving Commitment set forth for such Lender as its Revolving Commitment in the Register maintained by the

Administrative Agent pursuant to Section 10.06(c). As of the Amendment No. 3 Effective Date, the aggregate amount of the Revolving Commitments under this Agreement is $60,327,456.24; provided, however, that during the Waiver Period, the aggregate amount of all Revolving Advances made pursuant to Section 2.01(b) shall not exceed $6,000,000.
           (c) Section 1.01(a) (Certain Defined Terms) is hereby amended by inserting the following definitions in the appropriate alphabetical order:
““Amendment No. 3” means that certain Waiver No. 2 and Amendment No. 3, dated as of March 30, 2009, between Borrower, Administrative Agent and the Lenders party thereto.
“Amendment No. 3 Effective Date” has the meaning ascribed to the term “Effective Date” in Amendment No. 3.
“Waiver Period” means the period commencing on the date that is the Amendment No. 3 Effective Date and ending on June 30, 2009.”
          (d) Section 2.01(b) (The Advances) is hereby amended by inserting the proviso at the end of the first sentence thereof:
“provided, further, that during the Waiver Period, the aggregate amount of all Revolving Advances made pursuant to this Section 2.01(b) shall not exceed $6,000,000”
          (e) Section 4.08(a) (Use of Proceeds) is hereby deleted in its entirety and the following is inserted in lieu thereof
“(a) Advances. The proceeds of the Advances shall be used by the Borrower for (i) working capital and general corporate purposes, (ii) the making of Permitted New Investments pursuant to the provisions of Section 6.06, (iii) the repayment of the Existing Credit Facility, and (iv) costs incurred in connection with the incurrence of Indebtedness incurred in compliance with this Agreement; provided, however, that after the Amendment No. 3 Effective Date, the proceeds of the Advances shall not be used to (x) repay or prepay any Indebtedness except for any Advance in accordance with the terms of the Credit Agreement or (y) make any Permitted New Investments pursuant to the provisions of Section 6.06 other than such Permitted New Investments as may be required pursuant to agreements entered into prior to the Amendment No. 3 Effective Date.”
          5. Conditions to Effectiveness of this Amendment. This Amendment shall become effective as of the date (the “Effective Date”) each of the following conditions precedent shall have been satisfied:
          (a) The Administrative Agent shall have received a duly executed counterpart of this Amendment, executed by the Borrower, the Administrative Agent and the Required Lenders.
          (b) There shall have been paid to the Administrative Agent, for the account of itself and the Lenders, as applicable, all fees and expenses (including reasonable fees and expenses of counsel) due and payable on or before the Effective Date, including a fifty (50) basis point waiver fee for each consenting Lender that has executed and delivered this Amendment on or prior to 5:00 p.m. (New York Time) Friday March 27, 2009 on the full amount of such Lender’s Commitment on such date.
          6. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders, on and as of the date hereof, that:
          (a) (i) The Borrower has taken all necessary action to authorize the execution, delivery and performance of this Amendment, (ii) this Amendment has been duly executed and delivered by the Borrower and (iii) this Amendment is the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.
          (b) After giving effect to this Amendment, each of the representations and warranties made by any Loan Party in or pursuant to the Credit Documents is true and correct in all material respects on and as of the date hereof, as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date.
          (c) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing as of the date hereof.
     7. Reaffirmation.
          (a) Each Loan Party hereby consents to the execution, delivery and performance of this Amendment and agrees that each reference to the Credit Agreement in the Credit Documents shall, on and after the Effective Date, be deemed to be a reference to the Credit Agreement as amended by this Amendment.
          (b) Each Loan Party hereby acknowledges and agrees that, after giving effect to this Amendment, all of its respective obligations and liabilities under the Credit Documents to which it is a party are reaffirmed, and remain in full force and effect.
          8. Continuing Effect. Except as expressly set forth in this Amendment, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect and the Borrower and Lenders shall continue to be bound by all of such terms and provisions. The waiver provided for in Section 2 and the amendment provided in Section 4 herein is limited to the specific provisions of the Credit Agreement specified herein and shall not constitute a waiver or amendment of, or an indication of the Administrative Agent’s or the Lenders’ willingness to waive or amend, any other provisions of the Credit Agreement or the same sections for any other date or purpose. This Amendment is a Credit Document.
          9. Expenses. The Borrowers agree to pay and reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the negotiation, preparation, execution and delivery of this Amendment, and other documents prepared in connection herewith, and the transactions contemplated hereby, including, without limitation, reasonable fees and disbursements and other charges of counsel to the Administrative Agent relating to the Amendment.
          10. Choice of Law. THIS AMENDMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED, AND ANY DISPUTE BETWEEN THE BORROWER, THE ADMINISTRATIVE AGENT, ANY LENDER, OR ANY INDEMNITEE ARISING OUT OF,

CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK; PROVIDED THAT THE PERFECTION OF THE LIENS OF THE ADMINISTRATIVE AGENT ON THE COLLATERAL AND THE EXERCISE OF REMEDIES AGAINST THE COLLATERAL SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE APPLICABLE JURISDICTION.
          11. Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or e-mail shall be effective as delivery of a manually executed counterpart of this Amendment.
          12. Integration. This Amendment, together with the other Credit Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
          13. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          14. Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
[Signature Pages Follow]

          IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BORROWER:

INTERSTATE OPERATING COMPANY, LP, a Delaware Limited partnership

By:	Interstate Hotels & Resorts, Inc.,
its general partner

By:	/s/ Bruce Riggins
Name:	Bruce Riggins
Title:	Chief Financial Officer
[Signature Page to Waiver]

LEHMAN COMMERCIAL PAPER INC., as Administrative Agent
By:	/s/ Gerald D. Pietroforte
	Name:	Gerald D. Pietroforte,
	Title:	Authorized Signatory

[Signature Page to Waiver]